Exhibit 10.1

LICENSE AGREEMENT

This License Agreement (“Agreement”), made as of September 19, 2018 (“Effective Date”), is by and between Novartis International Pharmaceutical Ltd., a for-profit corporation with its principal place of business at Lichtstrasse 35, CH-4056 Basel, Switzerland (“Novartis”) and IDEAYA Biosciences, Inc., a Delaware corporation located at 7000 Shoreline Court, Suite 350 South, San Francisco, CA 94080 USA (“Ideaya”). Novartis and Ideaya are each referred to individually as a “Party” and together as the “Parties.”

Background

Novartis Controls (as defined below) the Novartis Patents and Know-How (each as defined below) relating to LXS196 (as defined below), an oncology drug candidate. Ideaya is a an oncology-focused biotechnology company. Ideaya wishes to obtain, and Novartis wishes to grant, rights under the Novartis Technology (as defined below) to develop, make, use and sell Products (as defined below) incorporating LXS196.

For good and valuable consideration, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1

Definitions. Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, will have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

“[***]” has the meaning set forth in Section 15.5(b).

“Accounting Standards” means, with respect to Ideaya, US Generally Accepted Accounting Principles (US GAAP) and means, with respect to Novartis, IFRS (International Financial Reporting Standards), in each case as generally and consistently applied throughout the Party’s organization. Each Party will promptly notify the other Party in the event that it changes the Accounting Standards pursuant to which its records relating to this Agreement are maintained; provided, however, that each Party may only use internationally recognized accounting principles (e.g., IFRS or US GAAP).

“Affiliate” means, with respect to a particular entity or Person, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” will mean, direct or indirect ownership of 50% or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or 50% or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and in such case such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

“Agreement Term” has the meaning set forth in Section 11.1.

“Alliance Manager” will have the meaning set forth in Section 3.1.

“Applicable Law” means any federal, state, local or foreign law (including, common law), statute or ordinance, or any rule, regulation, judgment, order, writ or decree of or from any court, or other Regulatory Authority having jurisdiction over or related to the subject item that may be in effect from time to time, including, as applicable, GCP, GLP, and GMP.

“Auditor” has the meaning set forth in Section 8.7(b).

“Biomarker/Companion Diagnostic” means any molecule, product or combination of molecules or products that characterize a patient tissue sample to inform patient treatment with respect to a Compound and/or Product, including for example, to determine whether such patient is eligible for treatment with a Compound and/or Product, to determine the dosing regimen for such patient with a Compound and/or Product, and/or to determine biological target engagement when such patient is treated with a Compound or Product.

“Breakthrough Designation” means a Compound has received “breakthrough therapy designation” by the FDA as contemplated by Title IX of the United States Food and Drug Administration Safety and Innovation Act of 2012.

“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30, and December 31.

“Calendar Year” means a period of twelve consecutive calendar months ending on December 31.

“Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs, and other reasonable expenses of any nature whatsoever in connection therewith.

“Commercialize” means to market, promote, distribute, import, export, offer to sell and/or sell Products or Biomarkers/Companion Diagnostics (including manufacture of the Compounds and/or Products or Biomarkers/Companion Diagnostics for commercial use), as well as conducting all associated post-launch regulatory activities, including medical affairs oversight, and “Commercialization” means commercialization activities relating to Products or Biomarkers/Companion Diagnostics.

“Commercially Reasonable Efforts” means, with respect to a Party, the efforts and resources typically used by reasonable, similarly situated biotechnology or pharmaceutical companies to perform the obligation at issue, which efforts will not be less than those efforts made by such Party with respect to [***].

“Compound” means (i) all compositions of matter that are claimed in the Exclusively Licensed Novartis Patents, including LXS196, and (ii) any radioisomer, stereoisomer, racemates, solvates, salt forms, crystal forms, bases, anhydrides, hydrates, polymorphs, ester forms, analogs, homologs, derivatives or pro drugs of the compounds referenced in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

subsection (i) that are also protein kinase C inhibitors. For the avoidance of doubt, the term “Compound” will not include the compounds claimed in granted patents issued in the [***] based on the patent applications described and/or listed on Exhibit A or any compounds covered by claims in the PCT patent application publications listed on Exhibit A.

“Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise, other than by a license granted under this Agreement) of a Party or its Affiliates, to grant a license or a sublicense of or under such Know-How, Patent Rights, or intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without breaching the terms of any agreement with a Third Party or misappropriating the proprietary or trade secret information of a Third Party.

“CTA” has the meaning set forth in Section 5.1.

“Develop” or “Development” means drug development activities, including, without limitation, manufacture of the Compounds and/or Products or Biomarkers/Companion Diagnostics for pre- and non-clinical research and clinical trials, test method development and stability testing, assay development and audit development, toxicology, formulation, quality assurance/quality control development, statistical analysis, clinical studies, packaging development, regulatory affairs, and the preparation, filing, and prosecution of Regulatory Filings as necessary to obtain Regulatory Approval to market and/or sell a Product or Biomarkers/Companion Diagnostic.

“Development Plan” has the meaning set forth in Section 3.2.

“Encumbrance” means any claim, charge, equitable interest, hypothecation, lien, mortgage, pledge, option, license, assignment, power of sale, retention of title, right of pre-emption, right of first refusal or security interest of any kind.

“European Regulatory Approval” means, with respect to a Product, MAA approval from the European Commission (i.e., European Union-wide) or in [***] or more of the Major European Countries.

“Exclusively Licensed Novartis Patents” means the Patent Rights identified on Exhibit B-1.

“Existing Material Transfer Agreements” means the agreements related to the Compounds identified on Exhibit C.

“FDA” means the United States Food and Drug Administration or any successor entity thereto.

“First Commercial Sale” means, with respect to a Product in a particular country, the first arm’s length sale to a Third Party for value for use or consumption of any such Product following receipt of Regulatory Approval of such Product in such country.

“Force Majeure” has the meaning set forth in Section 15.6.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

“GCP” means good clinical practices (i.e., the ethical, scientific, and quality standards) as required by FDA or European Commission for designing, conducting, recording, and reporting trials that involve the participation of human subjects, as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, and 312 and related FDA guidance documents, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline, or as otherwise required by Applicable Laws.

“Generic Equivalent” means, with respect to a particular Product in a country, any product that:

(a) has Regulatory Approval for use in such country pursuant to a regulatory process governing approval of generic products where such Regulatory Approval relied on or incorporated clinical data generated by either Party to this Agreement or their Affiliates or licensees, and was obtained using an abbreviated, expedited, or other similar process; and

(b) during the Royalty Term, is not owned or licensed by Ideaya.

“GLP” means good laboratory practice as required by the FDA under 21 C.F.R. part 58 and all applicable FDA rules, regulations, orders and guidances, and the requirements with respect to current good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council) and the ICH Guidelines, or as otherwise required by Applicable Laws.

“GMP” means good manufacturing practices and regulations as required by the FDA under provisions of 21 C.F.R. parts 210 and 211 and all applicable FDA rules, regulations, orders and guidances, and the requirements with respect to current good manufacturing practices prescribed by the European Community under provisions of “The Rules Governing Medicinal Products in the European Community, Volume 4, Good Manufacturing Practices, Annex 13, Manufacture of Investigational Medicinal Products, July 2003,” or as otherwise required by Applicable Laws.

“IND” has the meaning in Section 5.1.

“Indemnification Claim Notice” has the meaning set forth in Section 14.3(b).

“Indemnified Party” has the meaning set forth in Section 14.3(b).

“Indemnifying Party” has the meaning set forth in Section 14.3(b).

“Information” means all Know-How and other confidential or proprietary information and data of a financial, commercial or technical nature which the disclosing Party, its Affiliates, or its or their licensors has supplied or otherwise made available to the other Party or its Affiliates, prior to or during the Agreement Term, whether made available orally, in writing or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement.

“Infringement Claim” has the meaning set forth in Section 9.7.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

“Insolvency Event” means:

(a) Ideaya ceases to function as a going concern by suspending or discontinuing its business;

(b) Ideaya is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against Ideaya (except for involuntary bankruptcy proceedings that are dismissed within 90 days);

(c) an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator, or similar officer is appointed for Ideaya; or

(d) Ideaya makes any general assignment for the benefit of all of its creditors.

“Invalidity Claim” has the meaning set forth in Section 9.5.

“Invoice” means an invoice in a form reasonably acceptable to Ideaya and to Novartis.

“Know-How” means all proprietary or confidential technical information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to the Compounds, Products or Biomarker/Companion Diagnostics or to its or their manufacture, Regulatory Approval, Development, or Commercialization, or methods of assaying or testing the Compounds, Products or Biomarker/Companion Diagnostics, compositions incorporating or comprising the Compound, Products or Biomarkers/Companion Diagnostics, formulation of any Product, and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data (subject to Section 4.1), instructions, processes, formulae, expertise and information, regulatory filings and copies thereof. For the avoidance of doubt, Know-How will not include any proprietary or confidential technical information, know-how or data, including inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise or other technology relating to compounds that are the subject of Novartis’ or its Affiliate’s research, Development, or Commercialization activities for compounds and products other than the Compounds and/or Products, and not relating to Compounds and/or Products.

“Loss of Market Exclusivity” means, with respect to any Product in any country, the following has occurred (a) a Generic Equivalent has been launched (i.e., being sold) in the relevant country; and (b) the Net Sales of such Product in that country in any Calendar Year are less than [***]% as compared with the Net Sales of such Product in that country the prior Calendar Year.

“LXS196” means the compound described in Exhibit D to this Agreement.

“MAA” means an application for the authorization to market the Product in any country or group of countries outside the United States, as defined in the Applicable Laws and filed with the Regulatory Authority of a given country or group of countries.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

“Major European Countries” means [***].

“Material” has the meaning set forth in Section 6.1.

“Meeting Hours” means meeting duration hours spent by Novartis employees in direct interaction with Ideaya in face-to-face meetings or teleconferences to answer questions related to transferred data and information, independent of the number of Novartis participants attending the meeting or participating in the phone conference. For the avoidance of doubt, Meeting Hours do not include hours spent by Novartis employees to prepare for the meetings and do not include time spent on electronic communications. For example, if three (3) Novartis participants conduct a five (5) hour teleconference with Ideaya, such teleconference shall constitute five (5) Meeting Hours.

“Milestones” means the milestone events relating to the Product as set forth in Sections 8.2 and 8.3.

“Milestone Payments” means the payments to be made by Ideaya to Novartis upon the achievement of the corresponding Milestones as set forth in Sections 8.2 and 8.3.

“NDA” means a New Drug Application, as described in the FDA regulations, 21 C.F.R. § 314.50, submitted to the FDA.

“Net Sales” means the net sales recorded by Ideaya or any of its Affiliates or sublicensees (for the purpose of this definition, “sublicensees” will not include any distributors or wholesalers) for any Product sold to Third Parties other than sublicensees for end use, as determined by Ideaya’s Accounting Standards, as consistently applied. The deductions based on an accrual basis by Ideaya and its Affiliates under Ideaya’s Accounting Standards to calculate the recorded net sales from gross sales include the following:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***]; and

(g) [***].

With respect to the calculation of Net Sales:

(i) Net Sales only include the value charged or invoiced on the first arm’s length sale to a Third Party, and sales between or among Ideaya and its Affiliates and sublicensees will be disregarded for purposes of calculating Net Sales; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(ii) if a Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under Accounting Standards are met.

Any disposal of Products for, or use of Products in, clinical or pre-clinical trials, given as free samples, or distributed at no charge to indigent patients shall not be included in Net Sales.

If a Product either (1) is sold in the form of a combination product containing both a Product and one or more active pharmaceutical or therapeutic ingredient(s) as separate molecular entity(ies) that are not a Product; or (2) is sold in a form that is any combination of a Product and another pharmaceutical or therapeutic product that contains at least one other active pharmaceutical or therapeutic ingredient that is not a Product, where such products are not formulated together but are sold together (e.g., bundled) as a single product and invoiced as one product (in either case ((1) or (2)), a “Combination Product”), then the Net Sales of such Product for the purpose of calculating payments owed under this Agreement for sales of such Product, shall be determined as follows: first, the selling Person shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of such Product, if sold separately, and B is the total invoice price of the other active pharmaceutical or therapeutic ingredient(s) in such Combination Product if sold separately. If any other active pharmaceutical or therapeutic ingredient in such Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of such Product if sold separately and C is the invoice price of such Combination Product. If neither such Product nor any other active pharmaceutical ingredient in such Combination Product is sold separately, then the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Product in such Combination Product to the total fair market value of such Combination Product.

“Non-exclusively Licensed Novartis Patents” means the Patent Rights identified on Exhibit B-2.

“Novartis Associate” means any employee, agent or independent contractor of Novartis engaged in the research development or manufacture of the Compound or Product, as applicable.

“Novartis Know-How” means the Know-How in Novartis’ and its Affiliates’ Control (i) as of the Effective Date or thereafter during the Agreement Term, to the extent arising from the conduct of the Ongoing Clinical Trial, or any other clinical trial that is mutually agreed by the Parties to be conducted by or on behalf of Novartis or its Affiliates using the Product, or (ii) as of the Effective Date that constitutes CMC information and data relating to the Compounds, Products and/or Biomarker/Companion Diagnostics.

“Novartis Patents” means the Patent Rights identified on Exhibit B-1 and Exhibit B-2, and the Ongoing Trial Patents.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

“Novartis Technology” means the Novartis Know-How and Novartis Patents.

“Ongoing Clinical Trial” means the clinical trial being conducted as of the Effective Date pursuant to the clinical protocol CLXS196X2101, entitled “A Phase I, multi-center, open-label, study of LXS196, an oral protein kinase C inhibitor, in patients with metastatic uveal melanoma.” The Ongoing Clinical Trial has a monotherapy arm studying LXS196 alone (the “Monotherapy Arm”) and a combination therapy arm studying LXS196 combined with another compound designated HDM201 (the “Combination Therapy Arm”).

“Ongoing Trial Patents” has the meaning set forth in Section 9.1.

“Patent Rights” means:

(a) all patent applications, including any provisional patent applications, in any country;

(b) any patent application claiming priority from such patent application or provisional application, including all divisionals, continuations, substitutions, continuations-in-part, provisionals, converted provisionals and continued prosecution applications;

(c) any patent that has issued or in the future issues from any of the foregoing patent applications, ((a) and (b)), including any utility model, petty patent, design patent, and certificate of invention;

(d) any re-examinations, reissues, additions, renewals, extensions, registrations, supplemental protection certificates of any of the foregoing patents or patent applications ((a), (b), and (c)); and

(e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent application or patent.

“Party” or “Parties” has the meaning set forth in the preamble.

“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

“Phase III Clinical Trial” means a clinical trial in an extended human patient population designed to obtain data determining efficacy and safety of any Product to support Regulatory Approval in the proposed therapeutic indication, as more fully defined in 21 C.F.R. §312.21(c), or its successor regulation, or the equivalent in any foreign country.

“Practice” means, with respect to Patent Rights and Know-How, to make, have made, use, sell, offer to sell, import, export or otherwise exploit, and additionally, with respect to Know-How, also to disclose.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

“Product” means a therapeutic product incorporating or comprising a Compound, in any dosage form, formulation or presentation, where:

(a) the Development, manufacture, preparation, use, or Commercialization of which would, but for the license granted hereunder, infringe a Valid Claim of the Exclusively Licensed Novartis Patents; and/or

(b) that is Developed using, incorporates, or embodies Novartis Know-How.

“Prior Confidentiality Agreement” means the Confidentiality Agreement between the Parties dated May 30, 2018.

“Product Marks” has the meaning set forth in Section 9.8.

“Regulatory Approval” means, with respect to a product in any country or jurisdiction, any approval, registration, license or authorization from a Regulatory Authority in a country or other jurisdiction that is reasonably necessary to market and sell a Product in such country or jurisdiction, including pricing and reimbursement approvals (to the extent applicable).

“Regulatory Authority” means any governmental authority or agency responsible for authorizing or approving the marketing and/or sale of therapeutic products in a jurisdiction (e.g., the FDA, European Commission, the Japanese Ministry of Health, Labour and Welfare, the Chinese FDA, and corresponding national or regional regulatory agencies or organizations).

“Regulatory Exclusivity” means with respect to a Product in a country, the period of time during which

(a) a Party or its Affiliate or sublicensee has been granted the exclusive legal right by a Regulatory Authority (or is otherwise entitled to the exclusive legal right by operation of Applicable Law) in such country to market and sell the Product; or

(b) the data and information submitted by a Party or its Affiliate or sublicensee to the relevant Regulatory Authority in such country for purposes of obtaining Regulatory Approval may not be disclosed, referenced, or relied upon in any way by a Third Party or such Regulatory Authority (including by relying upon the Regulatory Authority’s previous findings regarding the safety or effectiveness of the Product) to support the Regulatory Approval or marketing of any product by a Third Party in such country.

“Regulatory Filings” means, with respect to the Compounds or Products, any submission to a Regulatory Authority of any appropriate regulatory application and will include any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings will include any IND, CTA, NDA, MAA or the corresponding application in any other country or group of countries.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

“Royalty Term” means the period commencing on the First Commercial Sale of a Product in a specified country until the latest of:

(a) the expiration of the last to expire Valid Claim of the Exclusively Licensed Novartis Patents that, but for the licenses granted in this Agreement, would be infringed by the Development, manufacture, use, importation or other Commercialization of such Product in such country;

(b) the expiration of any Regulatory Exclusivity for such Product in such country; or

(c) the ten year anniversary of the First Commercial Sale of the Product in the relevant country.

“Sales & Royalty Report” means a written report or reports showing each of:

(a) the Net Sales of each Product, on a country-by-country basis, during the reporting period by Ideaya and its Affiliates and sublicensees (in all cases itemizing the various deductions taken from gross to compute Net Sales as set forth in the definition of Net Sales, above in accordance with the selling Person’s standard accounting procedures); and

(b) the royalties payable, in USD, which will have accrued hereunder with respect to such Net Sales.

“Senior Officers” means, for Novartis, the Global Head, Business Development & Licensing of Novartis Institutes for BioMedical Research, or his or her designee, and for Ideaya, its Chief Executive Officer or his or her designee.

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Third Party Infringement” has the meaning set forth in Section 9.4(a).

“United States” or “US” means the United States of America, its territories and possessions.

“USD” means US Dollars.

“Valid Claim” means

(a) a claim of an issued and unexpired patent included within the Exclusively Licensed Novartis Patents that:

(i) covers the Practice of the relevant Compound or Product in the relevant jurisdiction;

(ii) has not been irrevocably or unappealably disclaimed or abandoned, or been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction; and

(iii) has not been admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise; or

(b) a claim included in a patent application included within the Exclusively Licensed Novartis Patents that:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(i) would cover the Practice of the relevant Product in the relevant jurisdiction if such claim were to issue; and

(ii) has not been cancelled, withdrawn or abandoned, nor been pending for more than five years from the earliest filing date to which such patent application or claim is entitled.

1.2	Interpretation. In this agreement unless otherwise specified:

(a)	“includes” and “including” will mean, respectively, includes without limitation and including without limitation, respectively;

(b)	a Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking;

(c)

a statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended or re-enacted;

(d)	words denoting the singular will include the plural and vice versa and words denoting any gender will include all genders;

(e)

the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibits and attachments;

(f)	the headings in this Agreement are for information only and will not be considered in the interpretation of this Agreement;

(g)	general words will not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;

(h)	references to “days” will mean calendar days unless otherwise indicated; and

(i)

the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement will not be construed in favor of or against any Party by reason of the extent to which any Party participated in the preparation of this Agreement.

2.	INTELLECTUAL PROPERTY LICENSES

2.1

License Grant. Subject to the terms and conditions of this Agreement, Novartis hereby grants to Ideaya a license under Novartis’ and its Affiliates’ interest in the Novartis Technology to research, Develop, and Commercialize and otherwise Practice the Compounds, Products and Biomarker/Companion Diagnostics for all purposes worldwide. Subject to the retained rights set forth in Section 2.3, the license set forth in this Section 2.1 shall be exclusive (even as to Novartis and its Affiliates) to Ideaya. For the avoidance of doubt, this license grant is limited to the research, Development, and Commercialization

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

of the Compounds, Products and Biomarker/Companion Diagnostics, and shall not grant any right or license to Ideaya under any Novartis Technology in connection with the Development or Commercialization or other Practice of any other compound or product (i.e., other than the Compounds, Products and/or Biomarker/Companion Diagnostics).

2.2

Sublicense Rights. Ideaya may sublicense (through multiple tiers) the license set forth in Section 2.1 at any time at its sole discretion, but subject to the applicable terms of this Agreement. Ideaya shall provide Novartis with a copy of any such sublicense agreement within [***] days after the execution thereof, provided that such copy may be subject to redaction as Ideaya reasonably believes appropriate to protect sensitive financial provisions and information unrelated to Ideaya’s obligations (including obligations with respect to its Affiliates or sublicensees) under this Agreement. Each sublicense of the Novartis Technology shall be consistent with the terms and conditions of this Agreement, and Ideaya will remain liable for the acts and omissions of its sublicensees and Affiliates that are sublicensees as if such sublicensees and Affiliates were Ideaya hereunder.

2.3	Retained Rights.

(a)

Novartis, its Affiliates, and its and their agents and licensees will retain the right under (and grant sublicenses to) the Non-exclusively Licensed Novartis Patents to Practice the inventions claimed therein, other than for the Development, manufacture and Commercialization or other Practice of the Compounds, Products and/or Biomarker/Companion Diagnostics.

(b)

Novartis, its Affiliates, and its and their agents and licensees will also retain the right to Practice the Novartis Technology as necessary or useful (i) for the completion of the Ongoing Clinical Trial of LXS196 in the ordinary course of Novartis’ operations; (ii) the completion of any obligations under the Existing Material Transfer Agreements; and (iii) except to the extent such obligation is assumed by Ideaya, to fulfill any obligations arising from post-trial access, compassionate use, named patient, or similar programs arising in connection with the Ongoing Clinical Trial of LXS196.

(c)

Subject to Section 2.3(b) and the reversionary right set forth in Section 12.2(b), Novartis its Affiliates, and its and their agents and licensees shall not, directly or indirectly through its or their affiliates or third parties, Develop, manufacture or Commercialize, or otherwise practice, the Compounds, Products and/or Biomarker/Companion Diagnostics.

2.4	Know-How Relating to Other Compounds. [***]

3.	GOVERNANCE; INFORMATION UPDATES

3.1

Alliance Managers. Within [***] days after the Effective Date, each Party will appoint (and notify the other Party of the identity of) a senior representative having a general understanding of pharmaceutical development, manufacturing and commercialization issues to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Managers will (a) serve as the contact point between the Parties for the purpose of providing Novartis with information on the progress of Ideaya’s Development and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Commercialization of Products; (b) be the primary point of contact for facilitating the flow of information and otherwise promoting communication, coordination, and collaboration between the Parties, including in particular the transfer of information and Novartis Know-How from Novartis to Ideaya as described in Section 4; (c) provide a single point of communication for seeking consensus both internally within the respective Party’s organization and facilitating review of external corporate communications; and (d) raise cross-Party and/or cross-functional disputes in a timely manner for decision under Section 15.5. Each Party may replace its Alliance Manager on written notice to the other Party.

3.2	Development Plans; Development Reports.

(a)

Within [***] days after the Effective Date, Ideaya will provide Novartis with a high level summary development plan setting forth the anticipated Development activities to be conducted by Ideaya and its Affiliates and sublicensees related to the Compounds and Products during the following [***] period (each, a “Development Plan”). No later than [***] after each anniversary of the Effective Date, until the First Commercial Sale of a Product, Ideaya will update the Development Plan and provide, in reasonable detail, the anticipated Development activities conducted by Ideaya and its Affiliates and sublicensees during the following [***] period. For clarity, the Development Plan is intended to outline anticipated activities, and the Parties acknowledge that actual Development of Compounds and/or Products may differ from the Development Plan due to unforeseen or unknown developments or information.

(b)

On every [***] anniversary of the Effective Date until the First Commercial Sale of a Product, Ideaya will provide to Novartis a high level summary of all Development activities that Ideaya or its agents or sublicensees have conducted in the prior [***] period (each, a “Development Report”). The Development Report will include sufficient information reasonably necessary to determine if Ideaya has fulfilled its obligations under Section 5.2(b) and Section 7.2 of this Agreement.

(c)

Except as may otherwise be set forth in a Pharmacovigilance Agreement, if any Regulatory Authority takes any action that would reasonably be deemed to materially delay the Development or Commercialization of the Compounds and/or Products (e.g., clinical trial suspension by Regulatory Authority, adoption of an urgent safety measure, etc.), the Party conducting the relevant clinical trial will inform the other Party of such action within [***] days of the first Party’s first determination that such action would have such effect (or such earlier date as set forth in the Pharmacovigilance Agreement).

3.3

Meetings. During the period commencing on the Effective Date until the First Commercial Sale of a Product, the Alliance Managers will meet (either in person or by teleconference) at least [***], to review the Development Plan and Development Report and to discuss Ideaya’s Development activities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

4.	DISCLOSURE OF LICENSOR KNOW-HOW & COOPERATION

4.1 Know-How Transfer. Novartis shall transfer to Ideaya, on the timetable set forth in Exhibit E-1, a copy (in electronic format if it is available in electronic format or a hard copy if it is not available in electronic format) of all Novartis Know How in the possession or Control of Novartis as of the Effective Date after the use of Commercially Reasonable Efforts to investigate Novartis’ and its Affiliates’ records (it being understood that Novartis will have the right to exclude or redact any information relating to compounds that are not within the scope of the license set forth in this Agreement as described in Section 2.4); provided, however, that for the avoidance of doubt, the timing and nature of transfer of pharmacovigilance data shall be agreed upon separately by the Parties (see Section 5.3). A list of the Novartis Know How as of the Effective Date is set forth on Exhibit E-2.    The Parties acknowledge that the transfer by Novartis of such Know-How that exists in electronic format will consist of the transfer of data residing in Novartis’ databases, and will not include any database architecture, and that the foregoing will not require any experimental work to be performed by Novartis for the purpose of technology transfer. To the extent a Regulatory Authority requires additional data for purposes of regulatory review to support Regulatory Approval of Product, Novartis agrees to cooperate in good faith to provide such requested data to the extent Controlled by Novartis.

Novartis Know-How to be transferred to Ideaya will include [***]. With respect to the Ongoing Clinical Trial, Novartis shall provide to Ideaya (a) an interim clinical study report containing data from the Monotherapy Arm, and (b) a final clinical study report containing data from the Monotherapy Arm and Combination Therapy Arm. Novartis shall, subject to Section 4.2 and pursuant to Section 4.2(c), facilitate transfer of [***] to Ideaya or its Third Party vendor (after taking into account [***]) to permit it or them to [***], in all cases to the extent permitted by the relevant patients’ informed consent forms.

4.2	Know-How Transfer Assistance.

(a)

For [***] after the interim/primary clinical study report for the Compound and/or Product as a single agent has been delivered to Ideaya, and upon Ideaya’s reasonable request, Novartis shall use Commercially Reasonable Efforts to answer questions and provide clarifications related to the Know-How transferred to Ideaya pursuant to Section 4.1, at no additional cost to Ideaya. For the avoidance of doubt, such assistance shall be limited to interpretation or content of the Novartis Know How that is transferred to Ideaya, and in no event will Novartis provide further strategic guidance, analysis, or other consulting services relating to Ideaya’s efforts to Develop and Commercialize the Compounds and/or Products. The Parties’ Alliance Managers will agree on the format, timing, and scope of the relevant Know-How transfer assistance; provided, that not more than [***] Meeting Hours of assistance will be provided pursuant to this Section 4.2(a).

(b)

With respect to any additional reasonable and material assistance (e.g., individual hours by Novartis personnel participating either in substantive meetings or teleconferences or associated, directly related preparatory work) that is requested by Ideaya in excess of the [***] Meeting Hours described in Section 4.2(a), (i) the relevant activities must be agreed upon by the Parties in a written task order describing the scope of the agreed upon activities; and (ii) Novartis will charge Ideaya at [***] for such services.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c)

To the extent that the services described in Section 4.2(a) and 4.2(b) require Novartis to engage a Third Party service provider to perform, the costs of such activities will be agreed upon by the Parties and paid [***].

(d)

For clarity, except as set forth herein and as otherwise reasonably agreed to by the Parties, all assistance pursuant to this Section 4.2 will be provided remotely (e.g., through e-mail, telephone or video conferences) or through Ideaya personnel visit to Novartis sites and shall not require travel by Novartis personnel.

(e)

Notwithstanding the foregoing, subject to Section 4.1, Novartis shall, during the Term of this Agreement and independent of any obligation under other provisions of this Section 4.2, provide to Ideaya all data [***] from the Ongoing Clinical Trial promptly after it is generated and/or made available to Novartis.

4.3

Disclaimer of Warranties. Ideaya acknowledges that all of the Know-How transferred to Ideaya pursuant to Section 4.1 and any assistance provided pursuant to Section 4.2 is provided “as is” and without representation or warranty of any kind, except as expressly provided in Section 13. Novartis hereby expressly disclaims any implied warranties of merchantability or fitness for a particular purpose with respect to such Know-How and assistance. Except as provided in Section 6.6, Novartis will have no obligation to update, revise, amend, or modify any of the Know-How or assistance provided to Ideaya pursuant to this Section 4 or otherwise in this Agreement, including with respect to documents that are deemed “draft” or “incomplete” as of the Effective Date. In no event will Novartis be required to conduct additional experiments or research in connection with its activities as described in this Section 4.

4.4

Third Party Vendors and Service Providers. The Parties acknowledge that Novartis and its Affiliates will not transfer or assign any agreements that it or they may have with vendors or service providers (e.g., contract research organizations, contract manufacturers, contract clinical trial sites, consultants, etc.) in connection with the license set forth in this Agreement. However, to the extent that Ideaya intends to engage one or more of such vendors and service providers in connection with its own efforts to Develop or Commercialize the Compounds, Products and/or Biomarker/Companion Diagnostics, at Ideaya’s written request, Novartis will issue a letter of authorization to enable Ideaya to request access to or copies of any information and data related to the Compounds, Products and/or Biomarker/Companion Diagnostics held by Novartis’ vendors or service providers, at Ideaya’s sole cost and expense and pursuant to separate agreements to be negotiated and executed between Ideaya and such vendors or service providers.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

5.	REGULATORY; DEVELOPMENT

5.1	Novartis’ Obligations.

(a)

Ideaya acknowledges that the Ongoing Clinical Trial of LXS196 is being conducted by Novartis as of the Effective Date, and that such clinical trial will continue to be conducted by Novartis following the Effective Date. No Investigational New Drug Applications (“IND”) or Clinical Trial Applications (“CTA”) (i.e., sponsorship of the Regulatory Filings themselves) for the Ongoing Clinical Trials will be transferred to Ideaya. Copies of all Regulatory Filings (including INDs and CTAs) relating to LXS196 and/or Products incorporating LXS196 and all associated documents, correspondence, communications, etc. with respect to such Regulatory Filings in Novartis’ Control are included in the list of documents set forth in Exhibit E-2 in electronic form (where available, and otherwise in hard copy form) and will be transferred to Ideaya as provided in Section 4. Subject to the limitation in Section 2.4, Ideaya will have the right to use the data and information in such Regulatory Filings for all lawful purposes. Novartis shall, and hereby does, grant to Ideaya a right of reference to and use of the Regulatory Filings in the United States in connection with seeking and maintaining Regulatory Approval relating to the Compound and/or Products, will provide letter of authorization with respect to Regulatory Filings relating to the Compound and/or Products outside the United States, and will provide all required documentation and support to enable Ideaya to exercise the foregoing rights.

(b)

On every [***] anniversary of the Effective Date until the completion of the Ongoing Clinical Trial, Novartis will provide a clinical update report including the number of patients ongoing per arm and number of ongoing patients per country.

5.2	Ideaya’s Obligations.

(a)

Following the Effective Date, except in connection with the Ongoing Clinical Trial, Ideaya will be solely responsible for all regulatory matters relating to the Development of the Compounds, Products and/or Biomarkers/Companion Diagnostics at its own cost and expense.

(b)

Ideaya will itself, or through its Affiliates or sublicensees, use Commercially Reasonable Efforts to Develop one (1) Compound and one (1) Product and shall use Commercially Reasonable Efforts to obtain Regulatory Approval for at least one Product in the United States and the Major European Countries.

5.3

Pharmacovigilance. Ideaya and Novartis shall cooperate with regard to the reporting and handling of safety information involving or relating to the Compound and/or the Products to the extent required by Applicable Laws. In time to ensure that all regulatory requirements are met, and to the extent required by Applicable Laws or any Regulatory Authority, the Parties (directly or through their Affiliates) will enter into written agreement(s) containing customary terms that will govern the exchange of adverse event and other safety information reporting obligations relating to the Compounds or the Products (the “Pharmacovigilance Agreement(s)”) to ensure that adverse events and other safety information is exchanged and reported to the relevant Regulatory Authorities in compliance with the Applicable Laws and requirements of Regulatory Authorities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

5.4

Named Patient/Compassionate Use. Not later than [***], Ideaya will assume responsibility for supply of LXS196 and/or Product for any post-trial access, compassionate use, named patient, or similar programs arising in connection with the Ongoing Clinical Trials.

6.	MATERIAL TRANSFER; MANUFACTURING.

6.1

Transfer of Material. Upon Ideaya’s written request, such request to be provided no earlier than [***] days after the Effective Date, Novartis will with reasonable promptness make available for pick-up [***] all items and material identified on Exhibit F (the “Material”), in the form as currently exists, from Novartis’ facilities where Material is currently stored, at no additional cost to Ideaya. The pick-up of the Material must be completed by Ideaya within [***] days after Novartis provides written notice to Ideaya that any such Material is available for pick-up. Any such Material not picked up by the end of that [***] day period may be disposed of by Novartis in its sole discretion.

6.2

Description of Material. Material is divided into four categories: (a) reference samples, (b) non-GMP technical batches, (c) previously released GMP clinical batches (including drug substance, bulk and unlabeled primary packed drug product, and clinical bulk product), and (d) stability samples and other items on Exhibit F. Novartis represents and warrants that, as of the release date, clinical study (i.e., drug substance and bulk product) Material (and not the non-GMP technical batches or reference samples and other items) was manufactured in accordance with Applicable Laws (including GMP). Novartis shall provide or arrange to be provided to Ideaya documentation signed by an authorized representative of Novartis, certifying that such Material was manufactured in accordance with its specifications and all Applicable Law, including GMP. No such representation or warranty is given with respect to any changes to Applicable Law following the respective release date of such clinical study Material. Except as provided in this Section 6.2 and Section 13, any Material transferred to Ideaya pursuant to this Agreement is provided “as is” and “where is”, and without representation or warranty of any kind, and Novartis hereby expressly disclaims any and all other warranties with respect to such Material, including any implied warranties of merchantability and fitness for a particular purpose.

6.3	Documentation and Transfer Process for Material. In connection with the transfer of the Material as described in Section 6.1, the following shall apply:

(a)

Novartis will share with Ideaya all material safety data sheets and customs value information that is reasonably available to Novartis (and not previously provided to Ideaya), including without limitation Compound-specific information, as is reasonably necessary to permit Ideaya to pick up the Material;

(b)	Ideaya will be solely responsible for any re-testing associated with the Material prior to use;

(c)

with respect to the released clinical study Material, Novartis will provide or have provided to Ideaya the certificate of analysis associated with its release and, where relevant, the certificate of compliance;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(d)

except as expressly provided in subsections (a) and (c) and Section 6.6, Ideaya will be responsible for obtaining providing all documentation, licenses and customs clearances that are needed for and related to the pick-up, transport, and subsequent delivery of the Material to the first destination as designated by Ideaya;

(e)	unless Novartis otherwise agrees in writing, the Material will be picked up in one installment;

(f)

the Material made available by Novartis will only be used according to any applicable specifications, especially release specifications, and in accordance with Applicable Laws and Novartis will have no further obligation to replace lost or damaged material or to provide additional services with respect to such Material; and

(g)

the Novartis Know-How will include, for each step in the manufacture of LXS196 and Product containing LXS196, the items and materials necessary to be transferred to Ideaya or its designee to manufacture the Compound and Product in the manner practiced by or on behalf of Novartis as of the Effective Date.

6.4

Reservation for Novartis Obligations. Ideaya acknowledges that Novartis will retain a portion of its supply of LXS196 and/or Products containing LXS196 as may be reasonably necessary for it to complete the Ongoing Clinical Trial activities, its obligations under the Existing Material Transfer Agreements, and as may be necessary to fulfill any obligations arising from post-trial access, compassionate use, named patient, or similar programs arising in connection with LXS196 and/or Products containing LXS196 for patients who had been enrolled in the Ongoing Clinical Trial following completion thereof. Exhibit F indicates the amount of LXS196 and/or Product containing LXS196 that will be available for Ideaya after retention by Novartis of the foregoing supply.

6.5

Manufacturing. Following the Effective Date, and subject to Novartis’ right to manufacture LXS196 and/or Product containing LXS196 as Novartis may deem necessary for it to complete any obligations under the Existing Material Transfer Agreements, Ongoing Clinical Trial activities, and as may be necessary to fulfill any obligations arising from post-trial access, compassionate use, named patient, or similar programs arising in connection with the Ongoing Clinical Trials of LXS196 and/or Product containing LXS196 for patients who had been enrolled in the Ongoing Clinical Trial following completion thereof, Ideaya will be solely responsible for and shall, subject to the terms of this Agreement, have final decision-making authority with respect to the manufacturing of the Compounds and the Products, at its sole cost and expense.

6.6

Subsequently Identified Materials and Know-How. If at any time after the Effective Date, Novartis becomes aware (including as a result of written notice from Ideaya) and determines that any Know-How (including Materials) owned or Controlled by Novartis as of the Effective Date and used by Novartis in, [***], the Development and/or Commercialization of the Compounds or Product as existing as of the Effective Date were not included in the Know-How and Materials transferred to Ideaya in Sections 4 or 6, then Novartis shall promptly notify Ideaya of such determination. Novartis shall promptly take such actions as may be reasonably necessary to deliver such Know-How (including Materials), as applicable, to Ideaya, in a manner consistent with the assignment and delivery terms of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

7.	COMMERCIALIZATION

7.1

Commercialization. Ideaya will be solely responsible for all aspects of Commercialization of the Products, including planning and implementation, distribution, booking of sales, pricing, and reimbursement.

7.2

Efforts. Ideaya will itself, or through its Affiliates or sublicensees, use Commercially Reasonable Efforts to Commercialize at least one Product in the following markets: (a) the United States, and (b) the Major European Countries.

8.	FINANCIAL PROVISIONS

8.1	Upfront and Equity in Ideaya. In consideration of the licenses and rights granted to Ideaya hereunder,

(a)	Ideaya will make a one-time payment to Novartis in the amount of USD $2,500,000 via wire transfer within [***] days after the Effective Date.

(b)

Ideaya will issue to Novartis’ Affiliate, Novartis Institutes for BioMedical Research, Inc. (“NIBRI”) 2,703,406 shares of its Series B Preferred Stock (corresponding to USD$3,500,000). These securities will be issued to Novartis pursuant to separate documents to be executed by the Parties concurrent with this Agreement.

8.2	Milestone Payments.

(a)

In further consideration of the licenses and rights granted to Ideaya hereunder, upon achievement of each of the following Milestones set forth below for a Product by Ideaya, its Affiliates, or its sublicensees (as applicable), the corresponding Milestone Payments will be payable to Novartis:

Milestone	Milestone Payment (in US Dollars)
[***]	USD$[***]
[***]	USD$[***]
[***]	USD$[***]
[***]	USD$[***]
[***]	USD$[***]

(b)

Each Milestone Payment will be deemed earned as of the first achievement of the corresponding Milestone and will be paid within [***] days after the relevant Milestone is achieved. Ideaya will provide Novartis with written notice of the achievement of each Milestone within [***] days after Ideaya determines that such Milestone has been achieved.

(c)	Each Milestone in the table above will be paid only once. The total potential Milestone Payments that may be paid under this Section 8.2 is USD$9,000,000.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

8.3	Sales Milestones.

(a)

Ideaya will make each of the following one time payments when worldwide Annual Net Sales of all Products in a given Calendar Year by it, its Affiliates, or their sublicensees first meet the corresponding thresholds:

Aggregate Net Sales of Products in any Calendar Year during the Royalty Term (in US Dollars)	Sales Milestone Payment (in US Dollars)
Annual Net Sales equal to or greater than USD$[***]	USD$[***]
Annual Net Sales equal to or greater than USD$[***]	USD$[***]
Annual Net Sales equal to or greater than USD$[***]	USD$[***]
Annual Net Sales equal to or greater than USD$[***]	USD$[***]

(b)	For example, if Annual Net Sales of Products in the first Calendar Year of Net Sales equals USD$[***], then both the first and second Sales Milestone Payments will be made in that year.

(c)	Each Milestone Payment in the table above will be paid only once. The total potential Milestone Payments that may be paid under this Section 8.3 is USD$20 million.

(d)

Each Milestone Payment will be deemed earned as of the first achievement of the corresponding sales milestone, and will be paid within [***] days after the relevant sales milestone is achieved. Ideaya will provide Novartis with written notice of the achievement of each Milestone within [***] days after Ideaya determines that such sales milestone has been achieved.

8.4	Royalty Payments.

(a)

In consideration of the licenses and rights granted to Ideaya hereunder, during the Royalty Term, Ideaya will make royalty payments to Novartis on Net Sales of Products by Ideaya, its Affiliates and sublicensees, at the rates set forth below:

Aggregate Net Sales of Product in any Calendar Year during the Royalty Term (in US Dollars)	Royalty Rate
Portion of Net Sales less than or equal to USD$[***]	[***]%
Portion of Net Sales greater than USD$[***] up to and including USD$[***]	[***]%
Portion of Net Sales greater than USD$[***]	[***]%

(b)	For example, if Net Sales in a Calendar Year are USD$[***], the royalty on such Net Sales will be equal to USD$[***] (computed as follows: [***]).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c)

Royalties will be payable on a Product-by-Product and country-by-country basis during the Royalty Term for such Product in such country. Following the expiration of the applicable Royalty Term for a Product in a country, Ideaya licenses under this Agreement with respect to such Product in such country will continue in effect, but will become fully paid-up, royalty-free, transferable, perpetual and irrevocable. For the avoidance of doubt, royalties will be payable only once with respect to the same unit of Product.

(d)

Within [***] days after each Calendar Quarter during the Agreement Term following the First Commercial Sale of a Product, Ideaya will provide to Novartis a Sales & Royalty Report. Novartis will submit an Invoice to Ideaya with respect to the royalty amount shown therein. Ideaya will pay such royalty amount within [***] days after receipt of the Invoice.

8.5	Loss of Market Exclusivity; Third Party Obligations.

(a)

If (i) the Royalty Term for such Product in such country continues solely due to clause (b) or clause (c) of the definition of Royalty Term (i.e., there is no Valid Claim of a Patent Right included in the Novartis Technology covering the Product); or (ii) a Loss of Market Exclusivity exists with respect to such Product in such country in a Calendar Year, then the royalty rates in such country for such Product will thereafter be reduced to [***]% of the amounts set forth in the table above (in the case of clause (ii), solely for as long as such Loss of Market Exclusivity continues to be marketed in the relevant country).

(b)

If Ideaya reasonably determines that, in order to avoid infringement or misappropriation of any Patent Right not licensed to Ideaya hereunder that covers [***] of a Compound or Product, and Ideaya or any of its Affiliates or sublicensees acquires or licenses such rights from a Third Party and is required to pay a royalty or other payments to such Third Party (including in connection with the settlement of a patent infringement claim), Ideaya will have the right to deduct [***]% of any royalty payments actually paid by Ideaya to such Third Party under such license from the royalty due to Novartis under Section 8.4.

(c)	In no event will any royalty payment due to Novartis from Ideaya be reduced by more than [***]% any Calendar Quarter through operation of Section 8.5(a) or Section 8.5(b).

8.6	Payments.

(a)

All payments from Ideaya to Novartis will be made by wire transfer in US Dollars to the credit of such bank account as may be designated by Novartis in this Agreement or in writing to Ideaya. Any payment which falls due on a date which is not a business day in the location from which the payment may be made on the next succeeding business day in such location. Unless otherwise provided in this Agreement, all payment terms will be net [***] days.

(b)

All payments under this Agreement will be payable in US Dollars. When conversion of payments from any foreign currency is required to be undertaken by Ideaya, the US Dollar equivalent will be calculated using Ideaya’s then-current standard exchange rate methodology as applied in its external reporting.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

If there is no standard exchange rate methodology applied by Ideaya in its external reporting in accordance with Accounting Standards, then any amount in a currency other than US Dollars shall be converted to US Dollars using the exchange rate most recently quoted in the Wall Street Journal in New York as of the last business day of the applicable Calendar Quarter.

(c)

Novartis will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by Ideaya, Ideaya will: (i) deduct such taxes from the payment made to Novartis; (ii) timely pay the taxes to the proper taxing authority; (iii) send proof of payment to Novartis; and (iv) reasonably assist Novartis in its efforts to obtain a credit for such tax payment. Each Party will reasonably assist the other Party in lawfully claiming exemptions from and/or minimizing such deductions or withholdings under double taxation laws or similar circumstances.

(d)

Without limiting any other rights or remedies available to Novartis hereunder, if Ideaya does not pay any amount due on or before the due date, any such payment shall bear interest at a rate of [***] for US Dollars on the date the payment was due or the highest rate permitted by law (whichever is lower), computed from the date such payment was due until the date Ideaya makes the payment, or if lower, the maximum rate permitted by Applicable Law.

8.7	Records and Audit Rights.

(e)

Ideaya will keep, and will cause its Affiliates and sublicensees to keep, complete, true and accurate books and records in accordance with its Accounting Standards in relation to Net Sales and royalties payable to Novartis hereunder. Ideaya will keep, and will cause its Affiliates and sublicensees to keep, such books and records for at least [***] years following the Calendar Quarter to which they pertain.

(f)

Novartis may, upon written notice to Ideaya, appoint an internationally-recognized independent accounting firm (which is reasonably acceptable to Ideaya) (the “Auditor”) to inspect the relevant reports, statements, records or books of accounts (as applicable) of Ideaya or its Affiliates or sublicensees to verify the accuracy of any Sales & Royalty Report. Before beginning its audit, the Auditor will execute an undertaking reasonably acceptable to Ideaya by which the Auditor will keep confidential all Information reviewed during such audit. The Auditor will have the right to disclose to Novartis its conclusions regarding any payment owed under this Agreement.

(g)

Ideaya will, and will cause its Affiliates and sublicensees to make their records available for inspection by such Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from Novartis. The records will be reviewed solely to verify the accuracy of the Sales & Royalty Reports. Such inspection right will not be exercised more than [***] and not more frequently than once with respect to records covering any specific period of time. In addition, Novartis

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

will only be entitled to audit the relevant books and records of Ideaya relating to a Sales & Royalty Report for a period of [***] Calendar Years after receipt of the applicable Sales & Royalty Report. Novartis will hold in confidence all Information received and all Information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order.

(h)

The Auditor will provide its audit report and basis for any determination to Ideaya at the time such report is provided to Novartis, before it is considered final. Ideaya will have the right to request a further determination by such Auditor as to matters which Ideaya disputes within [***] days following receipt of such report. Ideaya will provide Novartis and the Auditor with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the Auditor will undertake to complete such further determination within [***] days after the dispute notice is provided, which determination will be limited to the disputed matters. Any matter that remains unresolved will be resolved in accordance with the dispute resolution procedures contained in Section 15.5.

(i)	In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by Ideaya, the underpaid or overpaid amount will be settled promptly.

(j)

Novartis will pay for any such audits, as well as its own expenses associated with enforcing its rights with respect to any payments hereunder, except that in the event there is any upward adjustment in aggregate amounts payable for any Calendar Quarter shown by such audit of more than [***]% of the amount paid, Ideaya will pay for such audit.

8.8

No Projections. Novartis and Ideaya acknowledge that nothing in this Agreement will be construed as representing an estimate or projection of anticipated sales of any Product, and that the Milestones and Net Sales levels set forth above or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Milestone Payments and royalty obligations to Novartis in the event such Milestones or Net Sales levels are achieved. IDEAYA MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY COMMERCIALIZE ANY PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR NET SALES LEVEL OF SUCH PRODUCT WILL BE ACHIEVED.

9.	INTELLECTUAL PROPERTY.

9.1

Inventions and Know-How. All inventions, whether or not reduced to practice, and know-how (but not results and data as set forth in Section 9.2) arising from Ideaya’s, its Affiliates’ or sublicensees’ activities under this Agreement, including all intellectual property rights in such inventions and know-how, in each case that arise from such activities after the Effective Date, will be owned, as between the Parties, solely by Ideaya. All inventions, whether or not reduced to practice, and know-how (but not results and data) relating to the Compounds or Products and arising from Novartis’s, its Affiliates’ or its or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

their independent contractors’ conduct of the Ongoing Clinical Trial, including any intellectual property rights covering such inventions and know-how that arise from such activities after the Effective Date (“Ongoing Trial Patents”), will be owned as between the Parties solely by Novartis, and such inventions and know-how, and intellectual property rights therein, shall be subject to the license granted to Ideaya pursuant to Section 2.1 and other rights granted to Ideaya pursuant to this Agreement. Ownership of all other inventions, whether or not reduced to practice, and know-how (but not results and data) arising in the course of activities under this Agreement will be determined in accordance with inventorship under U.S. Patent Law, with Novartis’s sole or joint ownership interest in any such inventions and know-how, and intellectual property rights therein, being subject to the license granted to Ideaya pursuant to Section 2.1 and other rights granted to Ideaya pursuant to this Agreement.

9.2

Ownership of Results and Data. All data and results arising from Ideaya’s, its Affiliates’ or sublicensees’ activities under this Agreement, including but not limited to Development, clinical and regulatory data and Information generated for regulatory purposes relating to a Product, will be owned as between the Parties by Ideaya. All data and results arising from Novartis’s, its Affiliates’ or its or their independent contractors’ conduct of the Ongoing Clinical Trial activities under this Agreement, including but not limited to Development, clinical and regulatory data and Information generated for regulatory purposes relating to a Product, will be owned by Novartis and subject to the licenses granted to Ideaya pursuant to Section 2.1 and other rights granted to Ideaya pursuant to this Agreement.

9.3

Patent Prosecution and Maintenance of Exclusively Licensed Novartis Patents Following the Effective Date. Ideaya will control prosecution and maintenance of the Exclusively Licensed Novartis Patents at Ideaya’s sole cost and expense using counsel reasonably acceptable to Novartis. Transfer of such control will take place not later than [***] days after the Effective Date. Ideaya will keep Novartis informed of important issues relating to the prosecution and maintenance of the Exclusively Licensed Novartis Patents, and will furnish to Novartis copies of documents relevant to such prosecution and maintenance in sufficient time, but no later than [***] days, prior to the filing of such document to allow for review and comment by Novartis, and Ideaya will reasonably consider all of such comments. Ideaya will notify Novartis of any decision not to continue to pay the expenses of prosecution and maintenance of any Exclusively Licensed Novartis Patent, which notice must be delivered at least [***] days prior to any payment due date or the relevant action’s due date. In such event, Novartis, at its sole discretion and expense, shall have the right to continue prosecution and maintenance of such Exclusively Licensed Novartis Patent in such country. If Novartis undertakes such prosecution and maintenance, (a) Ideaya will provide Novartis all reasonable assistance and cooperation in relation thereto, including providing any necessary powers of attorney and any other required documents or instruments to effect such transfer, and (b) the license granted to Ideaya to such Exclusively Licensed Novartis Patent in such country and any associated exclusivity in such country shall thereupon terminate.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

9.4	Third Party Infringement.

(a)

Each Party will promptly notify the other of any infringement by a Third Party of any of the Exclusively Licensed Novartis Patents or misappropriation of any Novartis Know-How of which it becomes aware, including any filing of an Abbreviated New Drug Application in the United States or such similar filing under Applicable Law in jurisdictions other than the United States. Each Party shall provide the other Party with all available evidence supporting such infringement, suspected infringement, unauthorized use or misappropriation or suspected unauthorized use or misappropriation (collectively, “Third Party Infringement”).

(b)

Ideaya will have the first right to bring and control any legal action in connection with the Third Party Infringement relating to any Exclusively Licensed Novartis Patent or Novartis Know-How at its own expense as it reasonably determines appropriate, and Novartis will have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Ideaya fails to bring an action or proceeding with respect to, or to terminate, Third Party Infringement of any Exclusively Licensed Novartis Patent or Novartis Know-How (i) within [***] days following the notice of alleged infringement (or [***] days after Ideaya receives the relevant ANDA notification), or (ii) prior to [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Novartis will have the right, upon written notice to Ideaya, to bring and control any such action at its own expense and by counsel of its own choice, unless Ideaya reasonably believes, based on facts provided to Novartis, that Novartis bringing such action would adversely affect the Product or Ideaya’s rights under this Agreement. If Novartis brings such action, Ideaya will have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(c)

At the request of the Party controlling the Third Party Infringement claim, the other Party will provide assistance in connection therewith, including by executing reasonably appropriate documents, access to such Party’s premises and employees, cooperating reasonably in discovery and joining as a party to the action if required.

(d)

In connection with any such proceeding, neither Party will enter into any settlement admitting the invalidity of, or otherwise impairing such Party’s rights in, the Novartis Technology without the prior written consent of the other Party, which will not be unreasonably withheld or delayed.

(e)

Any recoveries resulting from such an action relating to a Third Party Infringement will be first applied against payment of each Party’s costs and expenses in connection therewith. In the event that Ideaya brought such action, any remainder will be [***]. In the event that Novartis brought such action, the remainder will be [***].

9.5

Third Party Patent Invalidity Claim. If a Third Party at any time asserts a claim that any Exclusively Licensed Novartis Patent is invalid or otherwise unenforceable (an “Invalidity Claim”), whether as a defense in an infringement action brought by a Party pursuant to Section 9.4, in a declaratory judgment action or any patent office proceeding

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

anywhere in the world (e.g., inter-partes review or European opposition), Ideaya shall have the first right, but not the obligation, to defend such Invalidity Claim and Novartis shall cooperate with Ideaya in preparing and formulating a response to such Invalidity Claim. If Ideaya does not defend an Invalidity Claim brought against an Exclusively Licensed Novartis Patent, Novartis may defend such Invalidity Claim and the coordination provisions of Section 9.4(c) will apply to such Invalidity Claim, mutatis mutandis as they apply to Third Party Infringement suits. No Party may, without the consent of each other Party, settle or compromise any Invalidity Claim in any manner which would (a) have an adverse effect on such other Party’s rights or obligations hereunder or (b) be an admission of liability on behalf of the other Party (provided, however, that the Party initiating such suit may settle such suit without such consent if such settlement involves only the receipt of money from, or the payment of money to, such Third Party and the Party settling such suit makes all such payments to such Third Party). To the extent such Invalidity Claim is raised as a defense in an infringement action brought by a Party pursuant to Section 9.4, the expense provisions of Section 9.4 will apply and counsel to the Party controlling the infringement action shall act as the ministerial liaison with the court.

9.6

Ideaya Patent Invalidity Claim. The Parties have determined the value of the Novartis Technology based on their understanding of the validity and enforceability of the relevant Patent Rights and Know-How. If Ideaya at any time asserts an Invalidity Claim in a declaratory judgment action or any patent office proceeding anywhere in the world, then [***]; provided, however that an action by Ideaya in accordance with this Section 7 to amend claims within a pending patent application in the ordinary course, in defense of a Third Party proceeding, or to abandon a patent application as permitted in this Section 9, shall not constitute an Invalidity Claim for purposes of this Section 9.6.

9.7

Defense of Infringement Claims of Licensed IP. If any Third Party asserts a claim, demand, action, suit or proceeding against a Party (or any of its Affiliates), alleging that any Product or the use or practice of the Novartis Technology infringes, misappropriates or violates the intellectual property rights of any Person (any such claim, demand, action, suit or proceeding being referred to as an “Infringement Claim”), the Party first having notice of the Infringement Claim shall promptly notify the other Party thereof in writing specifying the facts, to the extent known, in reasonable detail and the following shall apply:

(a)

In the case of any such Infringement Claim against either Party individually or against both Novartis and Ideaya, in each case, with respect to the Product, Ideaya shall assume control of the defense of such Infringement Claim. Novartis, upon request of Ideaya and if required by Applicable Law, will join in any such litigation at Ideaya’s expense, and in any event will reasonably cooperate with Ideaya in such litigation at Ideaya’s expense. Novartis will have the right to consult with Ideaya concerning such Infringement Claim and to participate in and be represented by independent counsel in any litigation in which Ideaya is a party, at its own expense.

(b)

During the period in which such Infringement Claim is pending and following the resolution thereof, Ideaya shall bear all costs incurred in connection therewith (including litigation costs, attorneys’ fees, costs of settlement) including damage awards, and any other payment resulting therefrom.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

9.8

Trademarks. Ideaya will have the right to brand the Products using trademarks and any other trademarks and trade names it determines appropriate for the Products, which may vary by country or within a country (“Product Marks”). Ideaya will own all rights in the Product Marks and register and maintain the Product Marks in the countries and regions it determines reasonably necessary. Ideaya will have the sole responsibility for the creation of the Compounds’ non-proprietary names, and the submission of the international nonproprietary name (“INN”) application with the World Health Organization and the respective United States Adopted Name (“USAN”) application, at its sole cost and expense.

9.9	Patent Extensions.

(a)

If requested by Ideaya, Novartis will cooperate in obtaining patent term restoration (under but not limited to the Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions with respect to the Exclusively Licensed Novartis Patents in any country and/or region where applicable. Novartis will provide all reasonable assistance requested by Ideaya, including permitting Ideaya to proceed with applications for such in the name of Novartis, if deemed appropriate by Ideaya, and executing documents and providing any relevant information to Ideaya.

(b)

As between the Parties, Ideaya will in its sole discretion determine for which, if any, Exclusively Licensed Novartis Patents it will apply to extend; provided, however, that Ideaya will give Novartis [***] days’ notice before doing so and reasonably consider any input from Novartis with respect to the extension of any Exclusively Licensed Novartis Patents

9.10	Non-exclusively Licensed Novartis Patents. Novartis will control prosecution and maintenance of the Non-exclusively Licensed Novartis Patents at Novartis’ sole cost and expense.

10.	CONFIDENTIALITY

10.1	Duty of Confidence.

(a)

Subject to the other provisions of this Section 10, all Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party. The recipient Party may only use the Information for the purposes of this Agreement and pursuant to the rights granted to the recipient Party under this Agreement. Subject to the other provisions of this Section 10, each Party will hold as confidential such Information of the other Party or its Affiliates in the same manner and with the same protection as such recipient Party maintains its own confidential information. Subject to the other provisions of this Section 10, a recipient Party may only disclose Information of the other Party to employees, agents,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

contractors, consultants and advisers of the Party and its Affiliates and sublicensees and to Third Parties to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of the Information in a manner consistent with the confidentiality provisions of this Agreement.

(b)

With respect to Novartis’ obligations under this Section 10, all Novartis Know-How, to the extent relating to a Compound or Product, will be considered Information of Ideaya during the Term of the Agreement and Novartis will maintain in confidence and otherwise safeguard such Novartis Know-How as such in accordance with this Section 10 (it being understood that the exception in Section 10.2(b) will not apply to Novartis with respect to Novartis Know-How).

10.2	Exceptions. The obligations under this Section 10 will not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:

(a)	is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

(b)

was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party or any of its Affiliates without confidentiality obligations;

(c)

is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

(d)

is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its written records, without reference to the Information disclosed by the disclosing Party or its Affiliates under this Agreement.

Specific aspects or details of Information will not be deemed to be within the public domain or in the possession of the recipient Party merely because the Information is embraced by more general information in the public domain or in the possession of the recipient Party. Further, any combination of Information will not be considered in the public domain or in the possession of the recipient Party merely because individual elements of such Information are in the public domain or in the possession of the recipient Party unless the combination and its principles are in the public domain or in the possession of the recipient Party.

10.3	Authorized Disclosures.

(a)

The Parties will agree upon a press release to be issued by Ideaya within [***] following the Effective Date of this Agreement. Neither Party shall issue any other press release, trade announcement or make any other public announcement or statement with regard to the transactions contemplated by this Agreement without the other Parties’ prior written consent, except as permitted in Sections 10.1, 10.2 and 10.3(b).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b)

In addition to disclosures allowed under Section 10.1 and 10.2, and except as set forth in Section 2.4, either Party may disclose Information belonging to the other Party or its Affiliates to the extent such disclosure is necessary in the following instances: (i) filing or prosecuting Patent Rights as permitted by this Agreement; (ii) in connection with Regulatory Filings for Products; (iii) prosecuting or defending litigation as permitted by this Agreement; (iv) complying with applicable court orders, governmental regulations, or the inquiries of Regulatory Authorities; (v) in connection with an offering of securities or for compliance with securities law or rules of a securities exchange disclosure requirements if counsel determines that such disclosure is required; (vi) in connection with the performance of obligations relating to the Existing Material Transfer Agreements or any compassionate use, named patient, or similar programs; or (vii) to the extent otherwise necessary or appropriate in connection with exercising the license and other rights granted to it hereunder. Novartis will also be entitled to publish with respect to the results of the Ongoing Clinical Trial of LXS196, summaries of clinical trials of LXS196, and any pre-clinical research associated with LXS196, in its ordinary course, subject to prior review and comment by Ideaya (with the proposed publication to be provided to Ideaya not less than [***] days prior to intended submission). Ideaya acknowledges that pursuant to the Existing Material Transfer Agreements, certain Third Parties may have the right to publish information relating to LXS196, and any such disclosure will not be deemed to be a breach of Novartis’ obligations of confidentiality. Notwithstanding anything in this Agreement to the contrary, each Party will be entitled to disclose, without the consent of or any notification to the other Party, any pharmacovigilance information originating from itself, its Affiliates, and the other Party with Regulatory Authorities, investigators, ethical committees and internal review boards, and any other Third Parties that have a need to know such information according to each Party’s Risk Management and Adverse Event Reporting requirements.

(c)

In the event the recipient Party is required to disclose Information of the disclosing Party by law, rules of a securities exchange or in connection with bona fide legal process, such disclosure will not be a breach of this Agreement; provided that the recipient Party (i) informs the disclosing Party as soon as reasonably practicable of the required disclosure; (ii) limits the disclosure to the required purpose; and (iii) at the disclosing Party’s request and expense, where available and reasonably practicable under the circumstances, assists in an attempt to object to or limit the required disclosure or to otherwise receive “confidential” or “trade secret” treatment with respect to relevant portions of such disclosure.

10.4

Ongoing Obligation for Confidentiality. Upon early termination of this Agreement for any reason, each Party and its Affiliates will immediately return to the other Party or destroy any Information disclosed by the other Party, except for one copy which may be retained in its confidential files for archive purposes.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

11.	TERM AND TERMINATION

11.1

Term. The term of this Agreement (the “Agreement Term”) will commence upon the Effective Date and continue on a Product-by-Product and country-by-country basis until the expiry of the Royalty Term for such Product in such country, unless earlier terminated as permitted by this Agreement.

11.2

Termination for Cause. If either Novartis or Ideaya is in material breach of this Agreement, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within 90 days after such notice, the non-breaching Party will have the right (but not the obligation) thereafter to terminate this Agreement immediately by giving written notice to the breaching Party to such effect. Any termination by any Party under this Section and the effects of termination provided herein will be without prejudice to any damages or other legal or equitable remedies to which it may be entitled.

11.3

Insolvency. If an Insolvency Event occurs, (a) Ideaya will give immediate (not longer than three business days’) notice to Novartis of such occurrence, and (b) Novartis will have the right to immediately terminate this Agreement by written notice to Ideaya.

11.4

Termination by Ideaya Without Cause. Ideaya may terminate this Agreement without cause at any time after the Effective Date in its entirety or on a Product-by-Product or country-by-country basis at any time on 60 days’ prior written notice.

12.	EFFECT OF TERMINATION

12.1	Termination by Ideaya for Cause. Upon termination of this Agreement by Ideaya pursuant to Section 11.2:

(a)

the licenses and other rights granted by Novartis to Ideaya under the Novartis Technology will terminate and Ideaya shall not have any rights to use or exercise any rights under the Novartis Technology; and

(b)	except as set forth in this Section and in Section 12.3, the rights and obligations of the Parties hereunder will terminate as of the date of such termination.

12.2	Termination by Novartis for Cause or by Ideaya Without Cause. Upon termination of this Agreement by Novartis pursuant to Section 11.2 or Section 11.3 or by Ideaya pursuant to Section 11.4:

(a)

all licenses and other rights granted by Novartis to Ideaya under the Novartis Technology will terminate and Ideaya shall not have any rights to use or exercise any rights under the Novartis Technology, and the sole right to prosecute and maintain the Exclusively Licensed Novartis Patents shall be transferred to Novartis, provided that the rights of sublicensees granted prior to the effective date of termination would remain in effect if such sublicensees (who are not otherwise in breach of this Agreement) so request in writing within [***] days after such termination, in which case Novartis and such sublicensees would enter into a direct license to enable the sublicensee to continue its exercise of the rights granted to it by Ideaya;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b)

subject to the provisions of Section 12.2(a) (i.e., to the extent that a sublicensee’s rights under that section are not invoked), at Novartis’ written request, which must be delivered to Ideaya not later than [***] days after receipt of Ideaya’s or Novartis’ (as applicable) notice of termination, the following provisions shall apply:

(i)

within [***] days after receipt of such notice, Ideaya will provide to Novartis a fair and accurate summary report of the status of the Development, manufacture and Commercialization of the Compounds and Products in each country through the effective date of termination;

(ii)

Ideaya will grant, and hereby does grant (effective as of the effective date of termination), and will cause its Affiliates to, grant to Novartis and its Affiliates, solely for the Development, manufacture and Commercialization of Products, a perpetual, irrevocable, non-exclusive (subject to subsection (xi) of this Section 12.2(b)), worldwide, fully paid-up (subject to the remainder of this Section 12.2(b)) license, with the right to grant sublicenses, under all Patent Rights and Know-How Controlled by Ideaya and its Affiliates and sublicensees as of the effective date of termination, that are specifically related to, and actually used and applied as of the date of such termination, in the Development, manufacture and Commercialization of Products, to Develop, manufacture and Commercialize Products; provided that with respect to any Patent Rights and Know-How that are Controlled by Ideaya and its Affiliates pursuant to an agreement with a Third Party, [***];

(iii)

to the extent permitted by Applicable Law, Ideaya will, and will cause its Affiliates to, promptly transfer to Novartis or its designee, solely for the Development, manufacture and Commercialization of Products, all right, title, and interest in and to all Know-How, including [***] Controlled by Ideaya and its Affiliates solely to the extent [***] the Development, manufacture and Commercialization of Products; provided that Ideaya may retain a single copy of such items for its records as required by Applicable Law;

(iv)

to the extent permitted by Applicable Law, Ideaya will, and will cause its Affiliates to, promptly transfer to Novartis or its designee all Regulatory Filings, Regulatory Approvals, the contents of any global safety database, records of all interactions with Regulatory Authorities, in each case to the extent related solely to Products, that Ideaya and its Affiliates Control as of the effective date of such termination; provided, however, that if Ideaya is restricted under Applicable Law from transferring ownership of any of the foregoing items to Novartis or its designee, Ideaya will grant, and hereby does grant, to Novartis (or its designee) a right of reference or use to such item. Ideaya will take all permitted actions reasonably necessary to effect such transfer or grant of right of reference or use to Novartis or its designee;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(v)

to the extent reasonably requested by Novartis, Ideaya will use Commercially Reasonable Efforts to transfer to Novartis any license agreements or other contracts between Ideaya or any of its Affiliates and any Third Party that are solely related to the Products (including, as applicable, clinical trial and manufacturing agreements), to the extent such agreements are in effect as of the effective date of termination [***], and to facilitate introductions of Novartis to the applicable subcontractors, licensors, manufacturing vendors, clinical trial sites, clinical trial investigators and the like;

(vi)

Novartis will have the right to purchase from Ideaya all of the inventory of the Products held by Ideaya and its Affiliates as of the effective date of termination at a price equal to [***], determined in accordance with Accounting Standards, but only if such Products meet the applicable release specifications;

(vii)

for a period of [***] following the delivery of such notice, for a total effort not to exceed [***] Meeting Hours (applied mutatis mutandis as if such hours were provided by Novartis), Ideaya will provide such assistance as may be reasonably necessary to transfer manufacturing documents and materials that are Controlled by Ideaya and its Affiliates (or their subcontractor(s)) [***], and cooperate with Novartis in reasonable respects to transfer to Novartis, or Novartis’ designated contract manufacturer, the manufacturing technologies (including all relevant Know-How) Controlled by Ideaya and its Affiliates that are used in the manufacture of the Products, and Novartis shall reimburse Ideaya for such assistance at [***];

(viii)

Novartis will thereafter indemnify, defend and hold Ideaya and the Ideaya Indemnitees harmless in the manner forth in Section 14.2(a) as if Novartis were Ideaya and the Ideaya Indemnitees were the Novartis Indemnitees, mutatis mutandis for all claims arising after the effective date of such termination, and Ideaya’s indemnification obligations under that Section 14.2(a) shall thereupon cease for claims arising after the effective date of such termination; and

(ix)	if Novartis exercises the right provided in this Section 12.2(b), Novartis will pay to Ideaya, in consideration of the rights granted to Novartis, [***]; provided, however, that [***];

(x)	except as set forth in this Section and in Section 12.3, the rights and obligations of the Parties hereunder will terminate as of the date of such termination; and

(xi)

if Novartis wishes to convert the non-exclusive license granted to it pursuant to Section 12.2(b)(ii) to an exclusive license, it may so notify Ideaya in writing within [***] days after the effective date of termination of this Agreement, in which case the Parties would negotiate in good faith the terms pursuant to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

which Novartis’s license would become exclusive for up to [***] days after Ideaya receives such notice from Novartis; provided, however, that if the Parties do not enter into an agreement governing the terms of such exclusive license within such second [***] day period, then the Parties would submit the open issues for resolution by baseball arbitration pursuant to Section 15.5(d).

12.3

Survival. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of Sections 1, 2.2, 8.1-8.6 (solely to the extent payments accrued but remain unpaid as of the effective date of termination), 8.7 (for the time period specified therein), 9.1, 9.2, 10, 11, 12, 14 (solely as to claims arising or resulting from activities conducted during the Agreement Term), and 15 will survive expiration or termination of this Agreement. The provisions of Section 10 (Confidentiality) will survive the termination or expiration of this Agreement for a period of [***] years.

12.4

Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein. For the avoidance of doubt, nothing in this Agreement shall obligate a Party to terminate this Agreement in the event that the other Party breaches any obligation of this Agreement, and failure to terminate this Agreement shall not prohibit or modify the recovery of damages pursuant to Section 15.5.

13.	REPRESENTATIONS, WARRANTIES AND COVENANTS

13.1	Representations and Warranties by Each Party. Each Party represents and warrants to the other as of the Effective Date that:

(a)	it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

(b)

it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(c)

this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition laws, penalties and jurisdictional issues including conflicts of laws);

(d)	all consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(e)

the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any provision of its organizational documents; (ii) result in a breach of any agreement to which it is a party; or (iii) violate any law; and

(f)

neither such Party nor, to the actual knowledge of such Party, any employee, agent or subcontractor of such Party involved or to be involved in the Development or manufacture of the Compounds or the Products has been debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 USC §§ 335a).

13.2	Covenants by Ideaya. Ideaya covenants that:

(a)

no Person who is known by Ideaya (a) to have been debarred under Subsection (a) or (b) of Section 306 of said Act, or (b) to be on any of the FDA clinical investigator enforcement lists will be employed by or on behalf of Ideaya or its Affiliates or otherwise participate in the performance of any activities hereunder;

(b)

Ideaya will maintain, general liability insurance with limits not less than those reasonably suited to address claims that could reasonably arise from the Development and Commercialization of pharmaceutical products (and in any event with combined limits of not less than USD$[***] per occurrence and USD$[***] per accident for bodily injury, including death, and property damage). At Novartis’ written request, Ideaya will provide Novartis with evidence of Ideaya’s insurance. Ideaya will name Novartis as an additional insured party under such insurance policy, and will provide to Novartis at least [***] days prior written notice of any change or cancellation to Ideaya’s insurance program; and

(c)

Ideaya will conduct its Development, manufacturing, and Commercialization activities relating to the Compounds and/or Products in accordance with Applicable Law (including data privacy laws, current international regulatory standards, including, as applicable, GMP, GLP, GCP, and other rules, regulations and requirements), and will cause any collaborators and sublicensees to comply with such Applicable Laws.

13.3	Representations and Warranties by Novartis. Novartis represents and warrants to Ideaya as of the Effective Date that:

(a)

Exhibit B-1 and Exhibit B-2 set forth a true, complete and correct list of all Patent Rights Controlled by Novartis or its Affiliates as of the Effective Date that: (i) claim LXS196, the Products and/or Biomarkers/Companion Diagnostics, or the use, formulation or manufacture thereof, or (ii) are necessary for the research, Development, manufacture, preparation, use or Commercialization of LXS196, Products and/or Biomarkers/Companion Diagnostics; LXS196 is not claimed in any granted patents issued based on the patent applications described and/or listed on Exhibit A.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b)

to the knowledge of the Novartis Associates responsible for such matters, after Commercially Reasonable Efforts to enquire, Exhibit E-2 sets forth a true, complete and correct list of all Know-How Controlled by Novartis or its Affiliates as of the Effective Date that relates to the Compounds, the Products and/or Biomarkers/Companion Diagnostics or the use, formulation or manufacture thereof, or is necessary for the research, Development, manufacture, preparation, use or Commercialization of the Compounds, Products and/or Biomarkers/Companion Diagnostics, and there is no other Know-How owned [***] by Novartis that is not set forth in Exhibit E-2 that is necessary for the research, Development, manufacture, preparation, use or Commercialization of the Compounds, Products and/or Biomarkers/Companion Diagnostics as they exist as of the Effective Date; provided, however, that [***];

(c)

Novartis is the sole and exclusive owner, or exclusive licensee, of all of the rights, title and interest in and to all Novartis Technology and that the Novartis Technology is free from Encumbrances, except for Encumbrances disclosed to Ideaya that would not interfere with Ideaya’s rights under this Agreement;

(d)	no payments are or will be due with respect to any Third Party licensor of the Novartis Technology with respect to the Practice of the Compounds, Products and/or Biomarkers/Companion Diagnostics;

(e)	Exhibit E-2 sets forth all Regulatory Filings and related documentation in Novartis’ Control as of the Effective Date made, prepared or otherwise existing with respect to Compounds or Products;

(f)	Novartis has filed and prosecuted patent applications within the Novartis Patents in good faith and complied with all duties of disclosure with respect thereto;

(g)

except for the Existing Material Transfer Agreements, Novartis has not granted to any Third Party, including any academic organization or agency, any license, option or other rights to research, Develop, manufacture, use or Commercialize the Compounds, the Products and/or Biomarkers/Companion Diagnostics;

(h)

to the knowledge of the Novartis Associates responsible for such matters, after Commercially Reasonable Efforts to enquire, Novartis has not received, nor is aware, of any claims or allegations (including threatened interference actions or oppositions) alleging that the (1) research, Development, registration, manufacture, use or Commercialization of the Compounds, Products and/or Biomarkers/Companion Diagnostics infringes the Patent Rights or misappropriates the know-how of any Third Party, (2) that a Third Party has any right or interest in or to the Novartis Technology, or (3) that any of the Novartis Patents are invalid or unenforceable;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(i)

to the knowledge of Novartis Associates responsible for such matters, (1) the research, Development, registration, manufacture, use or Commercialization of the Compounds, Products and/or Biomarkers/Companion Diagnostics does not infringe the Patent Rights or misappropriate the know-how of any Third Party, (2) no Third Party has any right or interest in or to the Novartis Technology, or (3) there are no facts that could form the basis for the invalidation or unenforceability of the Novartis Patents;

(j)

Novartis has not initiated or been involved in any proceedings or Claims in which it alleges that any Third Party is or was infringing or misappropriating any Novartis Technology relating the Compounds, the Products and/or Biomarkers/Companion Diagnostics; and

(k)

to the knowledge of the Novartis Associates responsible for such matters, after Commercially Reasonable Efforts to enquire, there are no activities by Third Parties that would constitute infringement or misappropriation of the Novartis Technology (in the case of pending claims, evaluating them as if issued).

13.4

No Conflicting Agreements. Novartis has not entered into any agreement with any Third Party that is in conflict with the rights granted to Ideaya under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to Ideaya under this Agreement, or that would otherwise materially conflict with the rights granted to Ideaya under this Agreement.

13.5	Covenants of Novartis. Novartis covenants that:

(a)

it will not grant any interest in the Novartis Technology that is inconsistent with the terms and conditions of this Agreement or take any action that would in any way prevent it from granting the rights granted to Ideaya under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to Ideaya under this Agreement; and

(b)

if, at any time after execution of this Agreement, it becomes aware that it or any employee, agent or subcontractor of Novartis who participated in the Development or manufacture of a Compound or Product is on, or is being added to the FDA Debarment List or to any of the FDA clinical investigator enforcement lists, it will provide written notice of this to Ideaya within [***] days of its becoming aware of this fact.

13.6

No Other Warranties. Except as expressly provided in this Section 13 (and, with respect to the Material, except as expressly provided in Section 6.2), the Novartis Technology is licensed hereunder “as is”. Nothing in this Agreement shall be construed as a representation made or warranty given by Novartis that it will be successful in prosecuting any Novartis Patents, that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 13, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF NOVARTIS OR NOVARTIS; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

14.	INDEMNIFICATION; LIABILITY

14.1

Indemnification by Novartis. Novartis will indemnify and hold Ideaya, its Affiliates, and their respective officers, directors and employees (“Ideaya Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a)	the breach of any of the obligations, covenants, warranties or representations made by Novartis to Ideaya under this Agreement;

(b)	any activities conducted by Novartis or its Affiliates or licensees with respect to the Compounds or Products prior to the Effective Date;

provided, however, that Novartis will not be obliged to so indemnify, defend and hold harmless the Ideaya Indemnitees for any Claims for which Ideaya has an obligation to indemnify Novartis Indemnitees pursuant to Section 14.2 or to the extent that such Claims arise from the breach, negligence or willful misconduct of Ideaya or the Ideaya Indemnitees.

14.2

Indemnification by Ideaya. Ideaya will indemnify and hold Novartis, its Affiliates, and their respective officers, directors and employees (“Novartis Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a)

actions by Ideaya, its Affiliates and sublicensees, and their respective employees, agents and subcontractors, in connection with the Development, manufacture or Commercialization of the Compounds or Products, including, for the avoidance of doubt, all product liability claims (whether arising during Development or Commercialization) relating to any Compound or Product (whether pursuant to design defect, manufacturing defect, failure to notify, or otherwise) after the Effective Date; or

(b)	the breach of any of the obligations, covenants, warranties, or representations made by Ideaya to Novartis under this Agreement;

provided, however, that Ideaya will not be obliged to so indemnify, defend and hold harmless the Novartis Indemnitees for any Claims for which Novartis has an obligation to indemnify Ideaya Indemnitees pursuant to Section 14.1 or to the extent that such Claims arise from the breach, negligence or willful misconduct of Novartis or the Novartis Indemnitees.

14.3	Indemnification Procedure.

(a)	For the avoidance of doubt, all indemnification claims in respect of a Ideaya Indemnitee or Novartis Indemnitee will be made solely by Ideaya or Novartis, respectively.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b)

A Party seeking indemnification hereunder (“Indemnified Party”) will notify the other Party (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Claim or fact in respect of which the Indemnified Party intends to base a claim for indemnification hereunder (“Indemnification Claim Notice”), but the failure or delay to so notify the Indemnifying Party will not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. The Indemnification Claim Notice will contain a description of the claim and the nature and amount of the Claim (to the extent that the nature and amount of such Claim is known at such time). Upon the request of the Indemnifying Party, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received or sent in respect of such Claim.

(c)

Subject to the provisions of Sections (d) and (e) below, the Indemnifying Party will have the right, upon written notice given to the Indemnified Party within [***] days after receipt of the Indemnification Claim Notice to assume the defense and handling of such Claim, at the Indemnifying Party’s sole expense, in which case the provisions of Section 14.3(d) below will govern. The assumption of the defense of a Claim by the Indemnifying Party will not be construed as acknowledgement that the Indemnifying Party is liable to indemnify any indemnitee in respect of the Claim, nor will it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification. In the event that it is ultimately decided that the Indemnifying Party is not obligated to indemnify or hold an Indemnitee harmless from and against the Claim, the Indemnified Party will reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any losses incurred by the Indemnifying Party in its defense of the Claim. If the Indemnifying Party does not give written notice to the Indemnified Party, within [***] days after receipt of the Indemnification Claim Notice, of the Indemnifying Party’s election to assume the defense and handling of such Claim, the provisions of Section 14.3(e) below will govern.

(d)

Upon assumption of the defense of a Claim by the Indemnifying Party: (i) the Indemnifying Party will have the right to and will assume sole control and responsibility for dealing with the Claim; (ii) the Indemnifying Party may, at its own cost, appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel reasonably selected by the Indemnifying Party; (iii) the Indemnifying Party will keep the Indemnified Party informed of the status of such Claim; and (iv) the Indemnifying Party will have the right to settle the Claim on any terms the Indemnifying Party chooses; provided, however, that it will not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

indemnification hereunder or which admits any wrongdoing or responsibility for the claim on behalf of the Indemnified Party. The Indemnified Party will cooperate with the Indemnifying Party and will be entitled to participate in, but not control, the defense of such Claim with its own counsel and at its own expense. In particular, the Indemnified Party will furnish such records, information and testimony, provide witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party, the Indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided.

(e)

If the Indemnifying Party does not give written notice to the Indemnified Party as set forth in Section 14.3(c) or fails to conduct the defense and handling of any Claim in good faith after having assumed such, the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate. In such event, the Indemnified Party will keep the Indemnifying Party timely apprised of the status of such Claim and will not settle such Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld. If the Indemnified Party defends or handles such Claim, the Indemnifying Party will cooperate with the Indemnified Party, at the Indemnified Party’s request but at no expense to the Indemnified Party, and will be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense.

14.4

Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Section 14. Nothing in this Agreement will or will be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

14.5

Special, Indirect and Other Losses. NEITHER PARTY NOR ANY OF SUCH PARTY’S AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR ANY ECONOMIC LOSS OR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS SECTION 14 OR TO THE EXTENT ARISING OUT OF THE OTHER PARTY’S BREACH OF SECTION 10.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

15.	GENERAL PROVISIONS

15.1

Assignment. No Party may assign its rights and obligations under this Agreement without the other Party’s prior written consent, except that either Party may (i) assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates; or (ii) assign this Agreement in its entirety to a successor to all or substantially all of its business or assets to which this Agreement relates. Any permitted assignee will assume all obligations of its assignor under this Agreement. Any attempted assignment in contravention of the foregoing will be void. Subject to the terms of this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, heirs and permitted assigns.

15.2

Extension to Affiliates. Ideaya will have the right to extend the rights, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement will apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to Ideaya. Ideaya will remain primarily liable for any acts or omissions of its Affiliates.

15.3

Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement will be construed as if such provision were not contained herein and the remainder of this Agreement will be in full force and effect, and the Parties will use their commercially reasonable efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

15.4

Governing Law and Jurisdiction. This Agreement will be governed by and construed under the laws of the State of New York, USA, without giving effect to the conflicts of laws provision thereof. The United Nations Convention on Contracts for the International Sale of Goods (1980) will not apply to the interpretation of this Agreement.

15.5	Dispute Resolution.

(a)

In the event of a dispute under this Agreement, the Parties will refer the dispute to the Alliance Managers for discussion and resolution. If the Alliance Managers are unable to resolve such a dispute within [***] days of the dispute being referred to them, either Party may require that the Parties forward the matter to the Senior Officers (or designees with similar authority to resolve such dispute), who will attempt in good faith to resolve such dispute. If the Senior Officers cannot resolve such dispute within [***] days of the matter being referred to them, either Party will be free to initiate the arbitration proceeding outlined in Section 15.5(b) to resolve the matter.

(b)

Any disputes between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, that remain unresolved pursuant to Section 15.5(a) will be resolved by final and binding arbitration. Whenever a Party decides to institute arbitration proceedings, it will give written notice to that

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

effect to the other Party. Arbitration will be held in New York City, New York, USA, in accordance with the commercial arbitration rules of [***]. The arbitration will be conducted by a panel of three arbitrators appointed in accordance with [***] rules; provided that each Party will within [***] days after the institution of the arbitration proceedings appoint an arbitrator, and such arbitrators will together, within [***] days, select a third arbitrator as the chair of the arbitration panel, and each arbitrator will have significant experience in the biopharmaceutical industry. If the two initial arbitrators are unable to select a third arbitrator within such [***] day period, the third arbitrator will be appointed in accordance with [***] rules. The arbitrators will render their opinion within [***] days of the final arbitration hearing. No arbitrator (nor the panel of arbitrators) will have the power to award punitive damages or to award costs and expenses of the proceeding or reasonable attorney’s fees to any Party under this Agreement and such award is expressly prohibited. Decisions of the panel of arbitrators will be final and binding on the Parties. Judgment on the award so rendered may be entered in any court of competent jurisdiction.

(c)

Notwithstanding Section 15.5(b), any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent Right covering the manufacture, use, importation, offer for sale or sale of any Compound or Product or of any trademark rights relating to any Product shall be submitted to a court of competent jurisdiction in the country in which such Patent Right or trademark rights were granted or arose.

(d)

If Novartis has exercised its right to elect an exclusive license pursuant to Section 12.2(b)(xi), but the Parties have not entered into an agreement governing the terms of such exclusive license as provided in Section 12.2(b)(xi), then all open terms shall be submitted for resolution pursuant to this Section 15.5; provided that the following adjustments to the process set forth in this Section 15.5 shall apply solely to establish such open terms (and not to any other arbitration under this Section 15.5): (i) within [***] days after selection of the arbitral panel pursuant to Section 15.5(b), each Party shall provide its proposal for each open term with respect to Novartis’s exclusive license; (ii) the arbitral panel shall select the Party’s proposal that [***], and (iii) the Parties shall execute an agreement incorporating the previously agreed terms and the terms of the proposal selected by the arbitral panel, within [***] days after the arbitral panel decision is rendered.

15.6

Force Majeure. In the event that either Party is prevented from performing its obligations under this Agreement as a result of any contingency beyond its reasonable control (“Force Majeure”), including but not limited to, any actions of governmental authorities or agencies, war, hostilities between nations, civil commotions, riots, national industry strikes, lockouts, sabotage, shortages in supplies, energy shortages, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected will not be responsible to the other Party for any delay or failure of performance of its obligations hereunder, for so long as Force Majeure prevents such performance. In the event of Force Majeure, the Party immediately affected thereby will give prompt written notice to the other Party specifying the Force Majeure event complained of, and will use

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

commercially reasonable efforts to resume performance of its obligations. Notwithstanding the foregoing, if such a Force Majeure induced delay or failure of performance continues for a period of more than [***] consecutive months, either Party may terminate this Agreement upon written notice to the other Party.

15.7

Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver will be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

15.8

Relationship of the Parties. Nothing contained in this Agreement will be deemed to constitute a partnership, joint venture, or legal entity of any type between Novartis and Ideaya, or to constitute one as the agent of the other. Moreover, each Party will not construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give any Party the power or authority to act for, bind, or commit the other.

15.9

Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); or (b) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a Party may designate by notice):

If to Ideaya:

Ideaya Biosciences, Inc. (Attn: Legal Dept)

7000 Shoreline Court, Suite 350

South San Francisco, CA 94080 Attn: General Counsel

with a required copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attn: [***]

If to Novartis:

Novartis International Pharmaceutical Ltd

Lichtstrasse 35

CH-4056 Basel

Switzerland

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

with a required copy to:

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139 USA

Attn: General Counsel

15.10

Further Assurances. Ideaya and Novartis will execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

15.11

Compliance with Law. Each Party will perform its obligations under this Agreement in accordance with all Applicable Laws. No Party will, or will be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law.

15.12

No Third Party Beneficiary Rights. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they will not be construed as conferring any rights to any Third Party (including any third party beneficiary rights).

15.13

Expenses. Except as otherwise expressly provided in this Agreement, each Party will pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

15.14

Entire Agreement. This Agreement, together with its Exhibits and schedules, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter, including the Prior Confidentiality Agreement. All information disclosed pursuant to the Prior Confidentiality Agreement shall be deemed to be Confidential Information disclosed by the relevant Party pursuant to this Agreement. In the event of any conflict between a substantive provision of this Agreement and any Exhibit or schedule hereto, the substantive provisions of this Agreement will prevail.

15.15

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe Portable Document Format (.pdf) sent by electronic mail shall be deemed to be original signatures.

15.16

Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

License Agreement—Signature Page

IN WITNESS WHEREOF, the Parties, intending to be bound, have caused this Agreement to be executed by their duly authorized representatives.

NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.	IDEAYA BIOSCIENCES, INC.

By: /s/ [***]	By: /s/ [***]

Name: [***]	Name: [***]

Title: Authorized Signatory	Title: [***]

By: /s/ [***]

Name: [***]

Title: NI/Holding Accounting Lead

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B-1

EXCLUSIVELY LICENSED PATENTS

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B-2

NON-EXCLUSIVELY LICENSED PATENTS

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

EXISTING MATERIAL TRANSFER AGREEMENTS

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

LXS196

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E-1

NOVARTIS KNOW HOW TRANSFER SCHEDULE

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E-2

TRANSFERRED NOVARTIS KNOW HOW

NOVARTIS KNOW HOW

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F

MATERIAL TRANSFER

[***]

Documentation and Transfer Process. In connection with the transfer of the Inventory the following shall apply:

a)	The items listed have been manufactured in accordance with the specifications for the respective batches.

b)	To facilitate Ideaya’s access to relevant, batch specific and compliance documents at CROs/CMOs, Novartis may, if necessary, issue a Letter of Authorization.

c)	Novartis will make the materials available “as is” and does not warrant the usefulness of the materials.

d)

Novartis will share with Ideaya any MSDSs and customs value information that is readily available to Novartis (and not otherwise available to Ideaya), in particular Compound-specific information, as is reasonably necessary to permit Ideaya to pick up the LXS196 Material.

e)	Ideaya will be solely responsible for any re-testing associated with the LXS196 Material prior to use.

f)

Ideaya be responsible for all documentation, licenses, customs clearance, costs, etc. that are needed for and related to the pick-up, transport, and subsequent delivery of the LXS196 Material to the first destination as designated by Ideaya.

g)

The LXS196 Material made available by Novartis will only be used according to its specifications, especially release specifications, and in accordance with Applicable Laws; Novartis will have no further obligation with respect to the LXS196 Material after it is made available for pick up.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.